As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATHAY GENERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4274680
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of Principal Executive Offices)	(Zip Code)

GBC Bancorp 1999 Employee Stock Incentive Plan, as amended

(Full Title of the Plan)

Dunson K. Cheng

President

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

(Name and Address of Agent For Service)

(213) 625-4700

(Telephone Number, Including Area Code, of Agent For Service.)

Copies to:

Neal H. Brockmeyer, Esq.

Heller Ehrman White & McAuliffe LLP

601 S. Figueroa Street, 40th Floor

Los Angeles, California 90017

Telephone: (213) 689-0200

Facsimile: (213) 614-1868

CALCULATION OF THE REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Offering Price(2)	Amount Of Registration Fee

Common Stock, par value $0.01 per share(1)	708,279 shares	$46.45	$32,899,560	$2,661.57

(1)	Also includes associated rights to purchase preferred stock of the Registrant, which rights are not currently separable from the shares of common stock and are not currently exercisable.
(2)	Consists of common shares (the “Common Stock”) of Cathay General Bancorp (“Cathay Bancorp” or “Registrant”) to be issued upon exercise of currently outstanding stock options (the “Options”) granted under the GBC Bancorp 1999 Stock Plan, as amended (the “1999 Plan”). The 1999 Plan was assumed by Cathay Bancorp pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 6, 2003 by and among General Bank, a California banking corporation (“General Bank”), GBC Bancorp, a California corporation and sole shareholder of General Bank (“GBC”), Cathay Bank, a California banking corporation (“Cathay Bank”), and Cathay Bancorp, Inc., a Delaware

corporation and sole shareholder of Cathay Bank. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued as a result of a stock split, stock dividend or similar adjustment to the outstanding Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The average of the high and low prices of Cathay Bancorp Common Stock on October 24, 2003, as reported on the Nasdaq National Market, was $46.45.

EXPLANATORY NOTE

On October 20, 2003, Cathay Bancorp completed its acquisition of GBC Bancorp pursuant to the Merger Agreement. Upon completion of the acquisition, Cathay Bancorp assumed the outstanding obligations under the 1999 Plan as a successor to GBC Bancorp by reason of the merger of GBC Bancorp with and into Cathay Bancorp. In connection with the Merger, Cathay Bancorp, Inc. changed its corporate name to Cathay General Bancorp.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not required to be filed as part of this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information.

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not required to be filed as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Cathay Bancorp with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a)	Cathay Bancorp’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b)	(i) Cathay Bancorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(ii)	Cathay Bancorp’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(c)	(i) The description of Cathay Bancorp’s common stock contained in Cathay Bancorp’s Registration Statement on Form

8-A filed September 16, 1999, including any amendment or report filed for the purpose of updating such description.

(ii)	The description of Cathay Bancorp’s preferred stock purchase rights contained in Cathay Bancorp’s Registration Statement on Form 8-A filed December 20, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by Cathay Bancorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the registrant’s Restated Certificate of Incorporation contains a provision which eliminates the personal liability of its directors to the registrant and its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL permits, and under certain circumstances requires, the registrant to indemnify its directors, officers, employees and agents subject to certain conditions and limitations. The registrant’s Bylaws also contain provisions to indemnify its agents, including its directors and officers. In addition, the registrant maintains directors’ and officers’ liability insurance which insures against certain liabilities that its officers and directors may incur in such capacities and has entered into indemnity agreements with such officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description

4.1	Provisions of the Restated Certificate of Incorporation of Cathay Bancorp, Inc. that define the rights of security holders of Cathay Bancorp, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.3	Provisions of the Restated Bylaws, as amended, of Cathay Bancorp, Inc. that define the rights of security holders of Cathay Bancorp, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.4	Rights Agreement (previously filed with the Securities and Exchange Commission as an exhibit to Registrant’s Registration Statement on Form 8-A dated December 20, 2000 and incorporated herein by reference).

5.1	Opinion of Perry Oei regarding the legality of the shares of Cathay Bancorp common stock to be issued (Filed herewith)

23.1	Consent of Perry Oei (Included in its opinion filed in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Auditors (Included in signature page in Part II of the Registration Statement)

24	Power of Attorney (Filed herewith)

99.1	GBC Bancorp 1999 Employee Stock Incentive Plan, as amended (Previously filed as Exhibit 4 to GBC Bancorp’s Registration Statement on Form S-8 filed January 26, 2000 (File No. 333-95381) and incorporated by reference herein)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, State of California, on October 27, 2003.

CATHAY GENERAL BANCORP

By:	/s/ DUNSON K. CHENG
Dunson K. Cheng
Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Dunson K. Cheng and Heng W. Chen, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DUNSON K. CHENG Dunson K. Cheng	Chairman, President and Director (Principal Executive Officer)	October 27, 2003

/s/ HENG W. CHEN Heng W. Chen	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2003

/s/ PETER WU Peter Wu	Executive Vice Chairman/Chief Operating Officer and Director	October 27, 2003

/s/ ANTHONY M. TANG Anthony M. Tang	Executive Vice President and Director	October 27, 2003

/s/ RALPH ROY BUON-CRISTIANI Ralph Roy Buon-Cristiani	Director	October 27, 2003

/s/ KELLY L. CHAN Kelly L. Chan	Director	October 27, 2003

/s/ MICHAEL M.Y. CHANG Michael M.Y. Chang	Director	October 27, 2003

/s/ GEORGE T.M. CHING George T.M. Ching	Director	October 27, 2003

/s/ WING K. FAT Wing K. Fat	Director	October 27, 2003

/s/ PATRICK S.D. LEE Patrick S.D. Lee	Director	October 27, 2003

/s/ JOSEPH C.H. POON Joseph C.H. Poon	Director	October 27, 2003

/s/ THOMAS G. TARTAGLIA Thomas G. Tartaglia	Director	October 27, 2003

/s/ WILBUR K. WOO Wilbur K. Woo	Director	October 27, 2003

/s/ THOMAS C.T. CHIU Thomas C.T. Chiu	Director	October 27, 2003

/s/ TING LIU Ting Liu	Director	October 27, 2003

Exhibit Index

Exhibit Number	Description

4.1	Provisions of the Restated Certificate of Incorporation of Cathay Bancorp, Inc. that define the rights of security holders of Cathay Bancorp, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.3	Provisions of the Restated Bylaws, as amended, of Cathay Bancorp, Inc. that define the rights of security holders of Cathay Bancorp, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.4	Rights Agreement (previously filed with the Securities and Exchange Commission as an exhibit to Registrant’s Registration Statement on Form 8-A dated December 20, 2000 and incorporated herein by reference).

5.1	Opinion of Perry Oei regarding the legality of the shares of Cathay Bancorp common stock to be issued (Filed herewith)

23.1	Consent of Perry Oei (Included in its opinion filed in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Auditors (Included in signature page in Part II of the Registration Statement)

24	Power of Attorney (Filed herewith)

99.1	GBC Bancorp 1999 Employee Stock Incentive Plan, as amended (Previously filed as Exhibit 4 to GBC Bancorp’s Registration Statement on Form S-8 filed January 26, 2000 (File No. 333-95381) and incorporated by reference herein)